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                        CYPROS PHARMACEUTICAL CORPORATION

               1993 NON-EMPLOYEE DIRECTORS' EQUITY INCENTIVE PLAN

                Adopted by the Board of Directors on June 8, 1993
               Amended by the Board of Directors January 10, 1994
                  Approved by the Shareholders January 18, 1994
             Amended by the Board of Directors on November 14, 1997
             Approved by the Board of Directors on October 29, 1998
                 Approved by the Shareholders February 16, 1999

1.    PURPOSE.

      (a) The purpose of the Amended and Restated 1993 Non-Employee Directors' Equity Incentive Plan (the "Plan") is to provide a means by which each director of Cypros Pharmaceutical Corporation, a California corporation (the "Company"), who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company and will receive stock bonus awards.

      (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

      (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

      (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422 of the Code.

2.    ADMINISTRATION.

      (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

      (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To construe and interpret the Plan and options and stock bonus awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission


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or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

           (ii)  To amend the Plan as provided in paragraph 11.

          (iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

      (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.    SHARES SUBJECT TO THE PLAN.

      (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options or issued pursuant to stock bonus awards granted under the Plan shall not exceed in the aggregate three hundred fifty thousand (350,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

      (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    ELIGIBILITY.

      Options and stock bonus awards shall be granted only to Non-Employee Directors of the Company.

5.    NON-DISCRETIONARY GRANTS.

      (a) Each person who is, on or after January 1, 1993, elected for the first time to be a Non-Employee Director of the Company shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or shareholders of the Company (or, if later, the date of amendment of the Plan by the Board to include this provision), be automatically granted an option to purchase twenty-five thousand (25,000) shares of common stock of the Company on the terms and conditions set forth herein. Thereafter, so long as he or she is a Non-Employee Director of the Company and the Plan remains in effect, each Non-Employee Director shall, upon January 1 of each year beginning in 1997, be automatically granted an option to purchase ten thousand (10,000) shares of common


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stock of the Company on the terms and conditions set forth herein.
Notwithstanding the foregoing, no Non-Employee Director who owns, directly or indirectly, shares representing ten percent (10%) or more of the total outstanding shares of any class of stock of the Company shall be eligible for the grant of an option pursuant to this Section 5.

      (b) Each Non-Employee Director shall be granted shares of common stock of the Company with a fair market value equal to two thousand dollars ($2,000) at each Board meeting he or she attends beginning on or after the 1999 Annual Shareholders' Meeting; provided, however, that no stock bonus award shall be made prior to approval of the Plan by the shareholders, pursuant to paragraph
11. For purposes of these stock bonus awards, fair market value means the ten-day average of the closing sales price for the common stock of the Company as quoted on the American Stock Exchange on the ten (10) market trading days immediately preceding the date of the Board meeting at which the stock bonus award shall be granted, as reported in The Wall Street Journal or such other source as the Board deems reliable. Stock bonus awards shall be one hundred percent (100%) vested on the date of grant.

6.    OPTION PROVISIONS.

      Each option shall contain the following terms and conditions:

      (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

      (b) The exercise price of each option shall be eighty-five percent
(85%) of the fair market value of the stock subject to such option on the date such option is granted.

      (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the option is exercised, or (2) by delivery to the Company of shares of common stock of the Company that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, or (3) by a combination of such methods of payment.

      (d) Except as otherwise expressly provided in an optionholder's option agreement, an option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative. The person to whom the option is granted may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the option.


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      (e) An option shall vest with respect to each optionholder in forty-eight (48) equal monthly installments over the four (4) year period commencing on the date of grant, provided that the optionholder has, during the entire month prior to such vesting date, continuously served as a Non-Employee Director or as an Employee of or Consultant to the Company or any Affiliate of the Company, whereupon such Option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

      (f) The Company may require any optionholder, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionholder's knowledge and experience in financial and business matters; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

      (g) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.    COVENANTS OF THE COMPANY.

      (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

      (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant stock bonus awards and issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any stock bonus award or option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to grant stock bonus awards or issue and sell stock upon exercise of such options.


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8.    USE OF PROCEEDS FROM STOCK.

      Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.    MISCELLANEOUS.

      (a) Neither an optionholder nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

      (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or shareholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

      (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of common stock of the Company or any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him or her pursuant to a stock bonus award or option granted to him or her.

      (d) In connection with each option granted pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or an affiliate of such Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

      (e) Throughout the term of any option and upon the grant of stock bonus awards, the Company shall deliver to the holder of such option or award, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

10.   ADJUSTMENTS UPON CHANGES IN STOCK.

      (a) If any change is made in the stock subject to the Plan, or subject to any option or stock bonus award granted under the Plan (through merger, consolidation,


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reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options and stock bonus awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options and awards.

      (b)   In the event of: (1) a dissolution or liquidation of the Company;
(2) a sale of all or substantially all of the assets of the Company; (3) a merger or consolidation in which the Company is not the surviving corporation;
(4) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (5) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable or successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or (6) individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board (if the election, or nomination for election, by the Company's shareholders of any new director was approved by vote of at least fifty (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board), then any surviving corporation, other than the Company, shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan or, if the Company is the surviving corporation, such options shall continue in full force and effect.

11.   AMENDMENT OF THE PLAN.

      (a) The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

            (i) Increase the number of shares reserved for options and stock bonus awards under the Plan;

           (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act); or


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          (iii)  Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

      (b) Rights and obligations under any option or stock bonus award granted before any amendment of the Plan shall not be altered or impaired by such amendment of the Plan unless (i) the Company requests the consent of the person to whom the option or award was granted and (ii) such person consents in writing.

12.   TERMINATION OR SUSPENSION OF THE PLAN.

      (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 7, 2003. No options or stock bonus awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any option or stock bonus award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option or award was granted.

13.   EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

      (a) The Plan shall become effective upon adoption by the Board of Directors, subject to the condition subsequent that the Plan is approved by the shareholders of the Company.

      (b) No option granted under the Plan shall be exercised or exercisable and no stock bonus award shall be granted unless and until the condition of subparagraph 13(a) above has been met.


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